Exhibit (10)(B)

                      OPINION OF SPECIAL MARYLAND COUNSEL

                                April 30, 1997

America's Utility Fund, Inc.
901 East Byrd Street
Richmond, Virginia  23219

  RE: Sale of 815,122 Shares of Common Stock, Par Value $0.001 Per Share, of America's Utility Fund, Inc.

Ladies and Gentlemen:

         As special Maryland counsel for America's Utility Fund, Inc., a Maryland corporation (the "Fund"), we have been requested to render this opinion in connection with the proposed issuance and sale of 815,122 shares of Fund common stock, $0.001 par value per share (the "Shares"), for cash at the net asset value per share, determined in accordance with the Articles of Incorporation of the Fund, dated January 27, 1992 (the "Articles") and accepted and approved for record by the Maryland State Department of Assessments and Taxation (the "SDAT"), which Shares are in addition to Fund shares of common stock, $0.001 par value per share, which the Fund has previously offered and sold or which the Fund is currently offering.

         We have examined copies, certified to our satisfaction to be complete and accurate, of the Articles, which provide for 500,000,000 authorized shares of common stock, $0.001 par value per share; the Bylaws of the Fund, as amended to date and currently in effect; extracts from the minutes of the Board of Directors' meeting held on February 13, 1992, authorizing the issuance and sale by the Fund of the Shares; a Certificate of Good Standing for the Fund dated April 25, 1997 issued by the SDAT; and such other certificates, receipts, records and documents relating to the Fund and the authorization of the Shares as we considered necessary for the purposes of rendering this opinion.

         In conducting our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Fund.
We have not independently verified any factual matters or reviewed any documents other than the documents referred to above, and accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification or review.

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America's Utility Fund, Inc.
April 30, 1997
Page 2

         In rendering the opinions set forth herein, we also have assumed that appropriate actions will be taken to register or qualify the sale of the Shares under all applicable state and federal laws regulating the offerings and sales of securities and that at the time of issuance of the Shares, the Fund will have a sufficient number of shares authorized to make such issuance.

         We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of Maryland.

         Based upon the foregoing, we are of the opinion that:

                1. The Fund is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and is currently authorized to issue the Shares.

                2. Upon the issuance of any of the Shares for cash at net asset value, and the receipt of such cash as provided in the Fund's Articles, any Shares so issued will be validly issued, fully paid and non-assessable shares of common stock of the Fund.

         We understand that the opinions set forth in this letter are to be used in connection with the registration of the Shares for offering and sale pursuant to the Securities Act of 1933, as amended, and the provisions of Rule 24e-2 under the Investment Company Act of 1940, as amended. We consent to the filing of this letter with and as part of Post-Effective Amendment No. 6 to the Fund's Registration Statement (No. 33-45437). The opinions set forth herein are rendered solely for your use in connection with the issuance and sale of the Shares and may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by, in whole or in part, any other person, firm or corporation for any purpose, without our prior written consent. Notwithstanding the preceding sentence, Ropes & Gray may rely on the opinions set forth herein in providing their opinion rendered in connection with the issuance and sale of the Shares.

                               Very truly yours,

                    MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.